UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 21, 2005

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531        88-0409144
(Commission File Number)      (IRS Employer Identification No.)

6767 W. Tropicana Avenue
Suite 207
Las Vegas, NV 89103-4754

(Address of principal executive offices and zip Code)

(702) 248-1047

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(b)           On June 21, 2005, the Board of Directors of Advanced Medical Institute Inc. (the “Company”) determined to change its fiscal year end from December 31 to June 30.

As previously reported under Item 2.01 of the Current Report on Form 8-K by the Company, filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2005 and amended on May 31, 2005, the Company completed the transactions contemplated by that certain Share Exchange Agreement dated as of January 28, 2005 (the “Exchange Agreement”) by and among the Company, Advanced Medical Pty Limited, a privately owned Australian company (“AMI Australia”), and AMI Australia’s shareholders, (the “Shareholders”), pursuant to which the Company acquired all of the issued and outstanding shares of stock of AMI Australia in exchange for the issuance in the aggregate of 14,600,000 of the Company’s shares of common stock (the “Shares”) to the Shareholders.

AMI Australia’s fiscal year end is June 30, and the Company has elected to change its fiscal year end to match its operating company’s fiscal year end.

Accordingly, and following the interpretive guidelines of the Commission, the Company will file a report on Form 10-QSB for the nine months ended March 31, 2005 and an annual report on Form 10-KSB for the period ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

Dated: June 21, 2005	By:	/s/ Jacov (Jack) Vaisman
Name: Jacov (Jack) Vaisman
Title: Chief Executive Officer